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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Solaris Oilfield Infrastructure, Inc.
Houston, Texas

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of (i) our report dated February 9, 2017, relating to the balance sheet as of February 2, 2017 of Solaris Oilfield Infrastructure, Inc. and (ii) our report dated March 15, 2017, relating to the financial statements of Solaris Oilfield Infrastructure, LLC, which are contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Houston, Texas

November 7, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm